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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Tax-Advantaged Floating Rate Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-122276) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21705).

                                       /s/ ERNST & YOUNG LLP

Chicago, Illinois

March 3, 2005